                                                                            Exhibit 99.1

CONTACT:   Thor Erickson – Investor Relations  +1 (678) 260-3110
      Fred Roselli – Media Relations         +1 (678) 260-3421
       Lauren Sayeski – European Media Relations        +44 (0) 7976 113 674

COCA-COLA ENTERPRISES, INC.
REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

•	CCE achieved record full-year diluted earnings per common share of $2.29 on a reported basis, or $2.18 excluding the impact of items affecting comparability.

•
Full-year revenue totaled $8.3 billion and reported operating income was $1.0 billion, up 28 percent; comparable operating income was $1.1 billion, up 17 percent over prior year pro forma results and up 9 percent on a currency neutral basis.

•	Fourth-quarter diluted earnings per common share totaled 36 cents on a reported and comparable basis.

•	CCE completed a $1 billion share repurchase program in December and implemented a new $1 billion program with a goal of at least $500 million in share repurchases in 2012.

•	CCE now expects 2012 comparable and currency neutral earnings per share growth of approximately 10 percent reflecting the impact of the recent tax increase in France.

ATLANTA, February 9, 2012 – Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported full-year 2011 diluted earnings per common share of $2.29, or $2.18 excluding items affecting comparability. Reported operating income for the year totaled $1.0 billion; comparable operating income totaled $1.1 billion, up 9 percent on a comparable and currency neutral basis versus 2010 pro forma results. Currency translation positively affected full-year results by 15 cents per share compared to prior year pro forma results. Items affecting comparability and other pro forma adjustments are detailed on pages 11 through 15 of this release.

“2011 marks the sixth consecutive year of volume and profit growth in our legacy territories,” said John F. Brock, chairman and chief executive officer. “While we continue to face ongoing marketplace and macroeconomic challenges, the results from our first full year of operating exclusively as a European bottler reinforce the confidence we have in the long-term potential of today’s Coca-Cola Enterprises.

“Throughout the year, we made consistent progress against key initiatives, including the integration of Norway and Sweden and the completion of our $1 billion share repurchase program,” Mr. Brock said. “In 2012, we expect to deliver another year of growth as we continue to enhance our brand portfolio, improve the service we provide to our customers, and maximize the value of excellent marketplace opportunities, including the 2012 Olympic Games in London, which we are working to make the greenest ever.

“Ultimately, this will allow us to deliver against our long-term goal of creating increasing levels of shareowner value,” Mr. Brock said. “In working toward this objective, we initiated a new $1 billion share repurchase program in January 2012, with a goal of repurchasing at least $500 million of our shares by year end, and earlier this week increased our dividend by 23 percent.”

Operating Review

Full-year 2011 revenue totaled $8.3 billion, an increase of 11½ percent, and up 5½ percent on a currency neutral basis, both when compared to 2010 pro forma results. For the fourth quarter, revenue grew 5½ percent both on a reported and comparable basis, and 6 percent on a currency neutral basis.

Comparable full-year operating income was up 17 percent over prior year pro forma results, and up 9 percent on a comparable and currency neutral basis. For the quarter, operating income was up 34 percent on a reported basis and 28 percent on a comparable and currency neutral basis to $184 million.

For 2011, free cash flow totaled $490 million, driven by solid business results and reflecting net negative changes in working capital, including year-over-year performance improvement in accounts receivable and declines in accounts payable. Free cash flow was also affected by fourth quarter pension contributions and a modest incremental investment in commodity inventories.

Total full-year volume increased 3½ percent. This includes 3½ percent growth in our sparkling brands, including energy, and approximately 3 percent growth in still beverages.

Key highlights for full-year 2011 included volume growth of 3½ percent for core Coca-Cola trademark brands, and more than 40 percent for energy brands, driven by Monster and the introduction of Powerade Energy in Great Britain. We also had solid growth from Capri Sun and Ocean Spray in stills.  On a territory basis, volume increased in both Great Britain and continental Europe, up 2½ percent and 4½ percent respectively.

For 2011, net pricing per case was up 2 percent. Cost of sales per case grew 3 percent in 2011 and operating expenses increased 2 percent, all on a comparable and currency neutral basis.

For the fourth quarter, volume climbed 3 percent, net pricing per case grew 2½ percent, and cost of goods sold per case was up 2½ percent.

 “Our success in 2011 is a demonstration of the value of our brands, the ability of our people to execute at the highest levels, and our commitment to creating ever higher levels of customer service,” said Hubert Patricot, executive vice president and president, European Group.  “Throughout 2011, we continued the development of the foundation of the business – our brands, our operating strategies, and the skills of our people – in a manner that will allow our business to build on our heritage of growth and maximize the value of the opportunities that lie ahead.”

Share Repurchase

CCE completed a $1 billion share repurchase program in the fourth quarter of 2011 that began late 2010. As previously announced, CCE has initiated a new $1 billion share repurchase program with a goal of repurchasing at least $500 million worth of shares in 2012.  These plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.

Full-Year 2012 Outlook

For 2012, CCE now expects earnings per diluted common share growth of approximately 10 percent. Revenue is expected to grow in a high single-digit range, with operating income growth in a mid single-digit range. Our outlook for EPS growth, revenue, and operating income remain in line with previously disclosed guidance, includes the impact of the recently enacted tax increase in France, and is comparable and currency netural. Although it is too early to predict the 2012 currency impact, based on recent rates, currency translation would decrease full-year earnings per share by approximately 6 percent.

Included in this guidance is a new initiative in Norway to transform our business and invest in the long-term growth of our brands, business, and customers. Over the next two years, we will move from direct store delivery to third-party and customer warehouse delivery. Additionally, we will transition from refillable to recyclable and non-refillable packaging.  These actions will improve customer service, increase consumer packaging choice, reduce our carbon footprint, and enhance operational efficiency. This initiative will require approximately $60 million in capital investments and $50 million in nonrecurring restructuring charges.

Including the impact of this initiative, the company now expects 2012 free cash flow in a range of $500 to $525 million, with capital expenditures in a range of $400 to $425 million.  Weighted average cost of debt is expected to be approximately 3 percent and the effective tax rate for 2012 is expected to be in a range of 26 percent to 28 percent.

Conference Call

CCE will host a conference call with investors and analysts today at 11:00 a.m. ET.  The call can be accessed through our website at www.cokecce.com.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and one of the world’s largest Coca-Cola bottlers.  CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.

# # #

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the year ended December 31, 2011, and other SEC filings.

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	Fourth Quarter
	2011	2010
Net Operating Revenues	$1,893	$1,794
Cost of Sales	1,226	1,161
Gross Profit	667	633
Selling, Delivery, and Administrative Expenses	487	499
Operating Income	180	134
Interest Expense, Net - Third Party	23	14
Other Nonoperating Income, Net	1	4
Income Before Income Taxes	158	124
Income Tax Expense	45	27
Net Income	$113	$97
Basic Earnings Per Common Share	$0.37	$0.29
Diluted Earnings Per Common Share	$0.36	$0.28
Dividends Declared Per Common Share	$0.13	$0.12
Basic Weighted Average Common Shares Outstanding	309	337
Diluted Weighted Average Common Shares Outstanding	317	345

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	Full Year
	2011	2010(a)
Net Operating Revenues	$8,284	$6,714
Cost of Sales	5,254	4,234
Gross Profit	3,030	2,480
Selling, Delivery, and Administrative Expenses	1,997	1,670
Operating Income	1,033	810
Interest Expense, Net - Third Party	85	30
Interest Expense, Net - Coca-Cola Enterprises Inc.	-	33
Other Nonoperating Expense, Net	(3)	(1)
Income Before Income Taxes	945	746
Income Tax Expense	196	122
Net Income	$749	$624
Basic Earnings Per Common Share(b)	$2.35	$1.84
Diluted Earnings Per Common Share(b)	$2.29	$1.83
Dividends Declared Per Common Share	$0.51	$0.12
Basic Weighted Average Common Shares Outstanding(b)	319	339
Diluted Weighted Average Common Shares Outstanding(b)	327	340

(a) Prior to the fourth quarter of 2010, our Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles on a “carve-out” basis from legacy CCE's Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that comprised new CCE at the effective date of the Merger with The Coca-Cola Company ("TCCC"). These legal entities included all that were previously part of legacy CCE’s Europe operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. Our Consolidated Financial Statements prior to the fourth quarter of 2010 also included an allocation of certain corporate expenses under SEC Staff Accounting Bulletin (“SAB”) 55 that related to services provided to us by legacy CCE. Our Consolidated Financial Statements prior to the fourth quarter of 2010 do not include the acquired bottling operations in Norway and Sweden.

(b) For the calculation of basic earnings per common share in periods prior to the fourth quarter of 2010, we used the number of shares outstanding immediately following the transaction with TCCC. For periods subsequent to the transaction with TCCC, we used the actual number of weighted average common shares outstanding during that period. There were no dilutive securities in periods prior to the fourth quarter of 2010. For periods subsequent to the transaction with TCCC, we used the actual number of dilutive securities during that period.

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(In Millions)

	December 31,	December 31,
	2011	2010
ASSETS
Current:
Cash and cash equivalents	$684	$321
Trade accounts receivable, net	1,387	1,329
Amounts receivable from The Coca-Cola Company	64	86
Inventories	403	367
Prepaid expenses and other current assets	148	127
Total Current Assets	2,686	2,230
Property, plant, and equipment, net	2,230	2,220
Franchise license intangible assets, net	3,771	3,828
Goodwill	124	131
Other noncurrent assets, net	283	187
Total Assets	$9,094	$8,596
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,716	$1,668
Amounts payable to The Coca-Cola Company	116	112
Current portion of third party debt	16	162
Total Current Liabilities	1,848	1,942
Third party debt, less current portion	2,996	2,124
Other noncurrent liabilities, net	160	149
Noncurrent deferred income tax liabilities	1,191	1,238
Total Liabilities	6,195	5,453

SHAREOWNERS' EQUITY
Common stock	3	3
Additional paid-in capital	3,745	3,628
Reinvested earnings	638	57
Accumulated other comprehensive loss	(473)	(345)
Common stock in treasury, at cost	(1,014)	(200)
Total Shareowners' Equity	2,899	3,143
Total Liabilities and Shareowners' Equity	$9,094	$8,596

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)

	Year Ended December 31,
	2011	2010(a)
Cash Flows From Operating Activities:
Net income	$749	$624
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	321	264
Deferred income tax benefit	(121)	(6)
Pension expense less than contributions	(24)	(78)
Changes in assets and liabilitites, net of acquisition amounts:
Trade accounts receivable	(85)	(14)
Inventories	(44)	(46)
Prepaid expenses and other assets	(26)	(6)
Accounts payable and accrued expenses	88	102
Other changes, net	4	(15)
Net cash derived from operating activities	862	825
Cash Flows From Investing Activities:
Capital asset investments	(376)	(291)
Capital asset disposals	4	-
Acquisition of the bottling operations in Norway and Sweden, net of cash acquired	(1)	(799)
Net change in amounts due from Coca-Cola Enterprises Inc.	-	351
Settlement of net investment hedges	22	-
Other investing activities, net	(8)	-
Net cash used in investing activities	(359)	(739)
Cash Flows From Financing Activities:
Change in commercial paper, net	(145)	4
Issuances of third party debt	900	1,871
Payments on third party debt	(9)	(459)
Share repurchases	(800)	(200)
Dividend payments on common stock	(162)	(40)
Exercise of employee share options	13	13
Net cash received from The Coca-Cola Company for transaction-related items	71	-
Contributions to Coca-Cola Enterprises Inc.	-	(291)
Net change in amounts due to Coca-Cola Enterprises Inc.	-	(1,048)
Other financing activities, net	3	6
Net cash used in financing activities	(129)	(144)
Net effect of currency exchange rate changes on cash and cash equivalents	(11)	(25)
Net Change In Cash and Cash Equivalents	363	(83)
Cash and Cash Equivalents at Beginning of Year	321	404
Cash and Cash Equivalents at End of Year	$684	$321

(a) Prior to the fourth quarter of 2010, our Condensed Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles on a “carve-out” basis from legacy CCE’s Condensed Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that comprised new CCE at the effective date of the Merger with TCCC. These legal entities included all that were previously part of legacy CCE’s Europe operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 also included an allocation of certain corporate expenses under SEC Staff Accounting Bulletin (“SAB”) 55 that related to services provided to us by legacy CCE. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 do not include the acquired bottling operations in Norway and Sweden.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

Reconciliation of Income (a)	Fourth-Quarter 2011
		Items Impacting Comparability
	Reported (GAAP)(b)	Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges(d)	Comparable (non-GAAP)
Net Operating Revenues	$1,893	$-	$-	$1,893
Cost of Sales	1,226	(3)	-	1,223
Gross Profit	667	3	-	670
Selling, Delivery, and Administrative Expenses	487	2	(3)	486
Operating Income	180	1	3	184
Interest Expense, Net	23	-	-	23
Other Nonoperating Income, Net	1	-	-	1
Income Before Income Taxes	158	1	3	162
Income Tax Expense	45	-	1	46
Net Income	$113	$1	$2	$116
Diluted Earnings Per Common Share	$0.36	$-	$-	$0.36

Reconciliation of Income (a)	Fourth-Quarter 2010
		Items Impacting Comparability
	Reported (GAAP) (b)	Net Mark-to-Market Commodity Hedges (c)	Restructuring Charges (d)	Transaction Costs(e)	Comparable (non-GAAP)
Net Operating Revenues	$1,794	$-	$-	$-	$1,794
Cost of Sales	1,161	(1)	-	-	1,160
Gross Profit	633	1	-	-	634
Selling, Delivery, and Administrative Expenses	499	-	(1)	(8)	490
Operating Income	$134	$1	$1	$8	$144
Interest Expense, Net	14				14
Other Nonoperating Income, Net	4				4
Income Before Income Taxes	124				134
Income Tax Expense	27				36
Net Income	$97				$98
Diluted Earnings Per Common Share	$0.28				$0.28

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent transaction related costs incurred by CCE in the fourth quarter of 2010.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

Reconciliation of Income (a)	Full Year 2011
		Items Impacting Comparability
	Reported (GAAP)(b)	Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges(d)	Tax Indemnification Changes(e)	Net Tax Items(f)	Comparable (non-GAAP)
Net Operating Revenues	$8,284	$-	$-	$-	$-	$8,284
Cost of Sales	5,254	(4)	-	-	-	5,250
Gross Profit	3,030	4	-	-	-	3,034
Selling, Delivery, and Administrative Expenses	1,997	1	(19)	(5)	-	1,974
Operating Income	1,033	3	19	5	-	1,060
Interest Expense, Net	85	-	-	-	-	85
Other Nonoperating Expense, Net	(3)	-	-	-	-	(3)
Income Before Income Taxes	945	3	19	5	-	972
Income Tax Expense	196	1	6	1	53	257
Net Income	$749	$2	$13	$4	$(53)	$715
Diluted Earnings Per Common Share	$2.29	$-	$0.04	$0.01	$(0.16)	$2.18

Reconciliation of Income (a) (g)	Full Year 2010
		Items Impacting Comparability
	Reported (GAAP) (b)	Net Mark-to-Market Commodity Hedges (c)	Restructuring Charges (d)	Transaction Costs(h)	Norway and Sweden (i)	SAB 55 Allocation (j)	Pro Forma Corporate (k)	Comparable (non-GAAP)
Net Operating Revenues	$6,714	$-	$-	$-	$714	$-	$-	$7,428
Cost of Sales	4,234	(8)	-	-	448	-	-	4,674
Gross Profit	2,480	8	-	-	266	-	-	2,754
Selling, Delivery, and Administrative Expenses	1,670	-	(5)	(8)	210	(160)	139	1,846
Operating Income	$810	$8	$5	$8	$56	$160	$(139)	$908
Interest Expense, Net (l)	63							68
Other Nonoperating Expense, Net	(1)							4
Income Before Income Taxes	746							844
Income Tax Expense (m)	122							228
Net Income	$624							$616
Diluted Earnings Per Common Share (n)	$1.83							$1.78

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE's Europe operating segment and do not include any legacy CCE corporate amounts.

(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.
(f) Amounts represent the deferred tax benefit related to the enactment of a corporate income tax rate reduction in the United Kingdom.
(g) The pro forma results are for informational purposes only and do not purport to present CCE's actual results had the Merger with TCCC actually occurred on the dates specified or to project actual results for any future period. All pro forma information is based on assumptions believed to be reasonable and should be read in conjunction with the historical financial information contained in CCE's 2011 U.S. GAAP Consolidated Financial Statements.

(h) Amounts represent transaction related costs incurred by CCE in the fourth quarter of 2010.
(i) Reflects historical financial statements of Norway and Sweden as adjusted for purchase accounting adjustments and accounting policy changes.
(j) Adjustment to exclude the SEC Staff Accounting Bulletin ("SAB") 55 allocation of corporate expenses of legacy CCE as it existed prior to the transaction with TCCC.
(k) Assumed three quarters of full-year estimated corporate expense of $185 million incurred evenly throughout the first nine months of the year.
(l) Comparable assumed $2.4 billion in gross debt with a weighted average cost of debt of 3%.
(m)Comparable assumed an effective tax rate of 27%.
(n) Comparable assumed 347 million diluted shares outstanding.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions)

	Fourth-Quarter 2011
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)(b)	Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges(d)	Comparable (non-GAAP)
Europe	$223	$-	$3	$226
Corporate	(43)	1	-	(42)
Operating Income	$180	$1	$3	$184

	Fourth-Quarter 2010
				Items Impacting Comparability
Reconciliation of Segment Income(a)	Previously Reported (GAAP)(e)	Segment Measurement Change(f)	As Adjusted Reported (GAAP)(b)	Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges (d)	Transaction Costs(g)	Comparable (non-GAAP)
Europe	$200	$(15)	$185	$-	$-	$-	$185
Corporate	(66)	15	(51)	1	1	8	(41)
Operating Income	$134	$-	$134	$1	$1	$8	$144

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's 2011 U.S. GAAP Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) As reflected in CCE's 2010 U.S. GAAP Conolidated Financial Statements.
(f) Adjustment to reflect a segment measurement change that occurred in the first quarter of 2011 under which certain information technology-related costs incurred in Europe that were previously reported in our Corporate segment are now reported in our Europe operating segment. For the full-year 2010, approximately $45 million in total expenses were recast from our Corporate segment to our Europe operating segment. This change did not impact our consolidated operating income for any period.

(g) Amounts represent transaction related costs incurred by CCE in the fourth quarter of 2010.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions)

	Full Year 2011
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)(b)	Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges(d)	Tax Indemnification Changes(e)	Comparable (non-GAAP)
Europe	$1,195	$-	$19	$-	$1,214
Corporate	(162)	3	-	5	(154)
Operating Income	$1,033	$3	$19	$5	$1,060

	Full Year 2010
				Items Impacting Comparability
Reconciliation of Segment Income(a)	Previously Reported (GAAP)(f)	Segment Measurement Change(g)	As Adjusted Reported (GAAP)(b)	Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges (d)	Transaction Costs(h)	Norway and Sweden (i)	SAB 55 Allocation (j)	Pro Forma Corporate (k)	Comparable (non-GAAP)
Europe	$1,039	$(45)	$994	$-	$4	$-	$56	$-	$-	$1,054
Corporate	(229)	45	(184)	8	1	8	-	160	(139)	(146)
Operating Income	$810	$-	$810	$8	$5	$8	$56	$160	$(139)	$908

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's 2011 U.S. GAAP Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE's Europe operating segment and do not include any legacy CCE corporate amounts.

(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.
(f) As reflected in CCE's 2010 U.S. GAAP Conolidated Financial Statements.
(g) Adjustment to reflect a segment measurement change that occurred in the first quarter of 2011 under which certain information technology-related costs incurred in Europe that were previously reported in our Corporate segment are now reported in our Europe operating segment. This change did not impact our consolidated operating income for any period.

(h) Amounts represent transaction related costs incurred by CCE in the fourth quarter of 2010.
(i) Reflects historical financial statements of Norway and Sweden as adjusted for purchase accounting adjustments and accounting policy changes.
(j) Adjustment to exclude the SEC Staff Accounting Bulletin ("SAB") 55 allocation of corporate expenses of legacy CCE as it existed prior to the transaction with TCCC.
(k) Assumed three quarters of full-year estimated corporate expense of $185 million incurred evenly throughout the first three quarters of the year.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions)

	Full Year 2011
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)(b)	Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges(d)	Tax Indemnification Changes(e)	Comparable (non-GAAP)
Europe	$1,195	$-	$19	$-	$1,214
Corporate	(162)	3	-	5	(154)
Operating Income	$1,033	$3	$19	$5	$1,060

	Full Year 2010
				Items Impacting Comparability
Reconciliation of Segment Income(a)	Previously Reported (GAAP)(f)	Segment Measurement Change(g)	As Adjusted Reported (GAAP)(b)	Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges (d)	Transaction Costs(h)	Norway and Sweden (i)	SAB 55 Allocation (j)	Pro Forma Corporate (k)	Comparable (non-GAAP)
Europe	$1,039	$(45)	$994	$-	$4	$-	$56	$-	$-	$1,054
Corporate	(229)	45	(184)	8	1	8	-	160	(139)	(146)
Operating Income	$810	$-	$810	$8	$5	$8	$56	$160	$(139)	$908

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this nformation to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's 2011 U.S. GAAP Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE's Europe operating segment and do not include any legacy CCE corporate amounts.

(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.
(f) As reflected in CCE's 2010 U.S. GAAP Conolidated Financial Statements.
(g) Adjustment to reflect a segment measurement change that occurred in the first quarter of 2011 under which certain information technology-related costs incurred in Europe that were previously reported in our Corporate segment are now reported in our Europe operating segment. This change did not impact our consolidated operating income for any period.

(h) Amounts represent transaction related costs incurred by CCE in the fourth quarter of 2010.
(i) Reflects historical financial statements of Norway and Sweden as adjusted for purchase accounting adjustments and accounting policy changes.
(j) Adjustment to exclude the SEC Staff Accounting Bulletin ("SAB") 55 allocation of corporate expenses of legacy CCE as it existed prior to the transaction with TCCC.
(k) Assumed three quarters of full-year estimated corporate expense of $185 million incurred evenly throughout the first three quarters of the year.